Exhibit 10.16

July 1, 2004

HyperSpace Communications, Inc.
8480 East Orchard Road, Suite 6600
Greenwood Village, CO 80111

Re:
Amendment of Founder's Employment Agreement

Dear Mr. Endry:

        This letter agreement (the "Letter Agreement") shall confirm our agreement that HyperSpace Communications, Inc. ("HyperSpace") and John P. Yeros ("Founder") have agreed to amend and modify the Founders Employment Agreement, dated April 1, 2001 (the "Founder's Agreement") as follows: Founder hereby agrees to waive and terminate Section 8.8.3 as if it were void and of no force and effect from the inception of the Founder's Agreement such that HyperSpace shall have no obligation to repurchase any of the securities of HyperSpace owned by Founder.

Sincerely,

/s/  JOHN P. YEROS

John P. Yeros